EXHIBIT 22.1

                                  SUBSIDIARIES

Andrx Pharmaceuticals, Inc. - a Florida Corporation, incorporated 9/17/92*

Andrx Pharmaceuticals Sales, Inc. - a Florida Corporation, incorporated 9/7/99*

Andrx Pharmaceuticals (NJ), Inc. - a Florida Corporation, incorporated 11/15/99*

Andrx Pharmaceuticals LLC - a Virginia Limited Liability Company organized 2/11/00#

Andrx Pharmaceuticals Equipment #1 L.C. - a Florida Limited Liability Company, organized 2/25/99#

Valmed Pharmaceutical, Inc. - a New York Corporation, incorporated 2/11/00*

Valmed Pharmaceutical, LLC, a New York Limited Liability Company, organized 2/11/00#

Andrx Financial Corp. - a Nevada Corporation, incorporated 11/24/99*

Andrx Foreign Sales Corp. - a USVI corporation, incorporated 9/8/99*

Aura Laboratories, Inc. - a Florida Corporation, incorporated 2/20/97*

Aura Pharmaceuticals, Inc. - a Florida Corporation, incorporated 9/7/99*

Anda Generics (Nevada), Inc. - a Nevada Corporation, incorporated 12/30/96*

Anda Sales, Inc. - a Florida Corporation, incorporated 9/7/99#

Anda, Inc. - a Florida Corporation, incorporated 9/17/92*

Cybear, Inc. - a Delaware Corporation, incorporated 3/17/97*

Cybearclub L.C. - a Florida Limited Liability Company, organized 8/25/99#

SR Six, Inc. - a Florida Corporation, incorporated 7/7/94*

Telegraph Consulting Corp. - a Florida Corporation, incorporated 8/13/99#

------------
*Direct
#Indirect